Exhibit 23


CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated October 8, 1997, with respect to the consolidated financial statements of Minn-Dak Farmers Cooperative for the year ended August 31, 1997, in this Form 10-K (file number 33-94644).


Novemeber 24, 1997
Eide Helmeke PLLP
Fargo, North Dakota